SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and ExchangeAct of 1934.

March 19, 2013

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado	80203-4518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)               On March 19, 2013, upon the recommendation of the Compensation and Governance Committee, the Board of Directors amended the Cimarex Energy Co. Change in Control Severance Plan to eliminate any participant’s right to a tax gross-up payment following a change in control if any payments received by the participant as a result of the change in control became subject to the excise tax imposed by section 4999 of the Internal Revenue Code.  The Change in Control Severance Plan is the only plan that provided for a tax gross up payment.

Item 9.01      Financial Statements and Exhibits

(d)              Exhibits

10.1           Amendment to Cimarex Energy Co. Change in Control Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: March 19, 2013	By:	/s/ Thomas A. Richardson
Thomas A. Richardson
Vice President and General Counsel